Exhibit 10.1

[●], 2021

Schultze Special Purpose Acquisition Corp. II

800 Westchester Avenue, Suite S-632

Rye Brook, NY 10573

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among Schultze Special Purpose Acquisition Corp. II, a Delaware corporation (the “Company”), and Stifel, Nicolaus & Company, Incorporated and Mizuho Securities USA LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-third of one redeemable warrant, each whole warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 14 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor, Stifel Venture Corp. (“Stifel”), and each of the Insiders and Advisors hereby agrees with the Company as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, the Sponsor, Stifel and each Insider and Advisor will vote all shares of Capital Stock beneficially owned by him, her or it, whether acquired before, in, or after the IPO, in favor of such Business Combination.

2. (a) In the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time (the “Certificate of Incorporation”), the Sponsor, Stifel and each Insider and Advisor will, as promptly as possible, cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem 100% of the outstanding IPO Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest earned on the funds held in the Trust Account not previously released to the Company but net of taxes payable (and $150,000 for any dissolution or liquidation related expenses, as applicable), divided by the number of then outstanding IPO Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the cases of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

(b) Each of the Sponsor, Stifel and each Insider and Advisor hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account (“Claim”) with respect to the Founder Shares owned by the Sponsor, Stifel or such Insider or Advisor and hereby waives any Claim the Sponsor, Stifel or such Insider or Advisor may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided that the foregoing will not apply to a Claim by the Underwriters in or to monies released from the Trust Account upon the completion of a Business Combination with respect to the Deferred Discount, as defined and provided in the Underwriting Agreement. Each of the Sponsor, Stifel and each Insider acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation.

(c) In the event of the liquidation of the Trust Account, the Sponsor agrees to indemnify and hold harmless the Company for any debts and obligations to target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the Trust Account below $10.00 per share; provided that such indemnity shall not apply (i) if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (ii) as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

3. Each of the Sponsor, Stifel and each Insider and Advisor acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

4. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, each of the Sponsor, Stifel and each Insider and Advisor shall not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder, with respect to any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

5. Neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider will be entitled to receive and will not accept any compensation or other cash payment or fees of any kind, including finder’s, consulting fees and other similar fees, prior to, or for services rendered in order to effectuate, the consummation of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement under the caption “Prospectus Summary – The Offering – Limited payments to insiders.”

6. (a) Each of the Sponsor, Stifel and each Insider and Advisor agrees that he, she or it shall not Transfer any Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the Business Combination, (x) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) Each of the Sponsor, Stifel and each Insider agrees that he, she or it shall not Transfer any Private Placement Warrants (or any shares of Common Stock underlying the Private Placement Warrants) until 30 days after the completion of the Company’s initial Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 6(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and the shares of Common Stock underlying the Private Placement Warrants that are held by the Sponsor, Stifel and each Insider and Advisor or any of his, her or its permitted transferees (that have complied with this paragraph 6(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor, as well as affiliates of such members and funds and accounts advised by such members; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of an initial Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination; (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (h) in the case of Stifel, to any affiliate of Stifel; or (i) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Capital Stock for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination; provided, however, that in the case of clauses (a) through (e), (g) or (h), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions and the other restrictions contained herein (including provisions relating to voting, the Trust Account and liquidating distributions) and by the same agreements entered into by the Sponsor, Stifel and each Insider and Advisor with respect to such securities.

7. To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 3,000,000 Units within 45 days from the date of the prospectus which forms a part of the Registration Statement (and as further described in the Registration Statement), (x) the Sponsor agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 714,000 multiplied by a fraction, (i) the numerator of which is 3,000,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,000,000 and (y) Stifel agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 36,000 multiplied by a fraction, (i) the numerator of which is 3,000,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,000,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Company’s initial stockholders will own an aggregate of 20% of the Company’s issued and outstanding shares of Capital Stock after the IPO (assuming the initial stockholders do not purchase any Units in the IPO).

8. (a) In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each Insider hereby agrees that until the earliest of the Company’s initial Business Combination, the Company’s liquidation or the time that such Insider ceases to be an officer or director of the Company, as applicable, such Insider shall first present to the Company for its consideration, prior to presentation to any other entity, any business opportunity suitable for the Company, subject to the Certificate of Incorporation in effect from time to time and any other fiduciary or contractual obligations such Insider may have, provided that (x) such opportunity is expressly offered to such Insider solely in his or her capacity as a director or officer of the Company, (y) such opportunity is one the Company is legally and contractually permitted to undertake and would otherwise be reasonable for the Company to pursue and (z) such Insider is permitted to refer that opportunity to the Company without violating another legal obligation.

(b) Each of the Sponsor, Stifel and each Insider and Advisor hereby agrees and acknowledges that (i) each of the Underwriters and the Company may be irreparably injured in the event of a breach of any of the obligations contained in this letter, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

9. Each Insider agrees to be an officer and/or director of the Company, as applicable, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Trust Account or his or her removal, death or incapacity. In the event of the removal or resignation of an Insider as an officer and/or director of the Company, as applicable, such Insider agrees that he or she will not, prior to the consummation of the Business Combination, without the prior express written consent of the Company, (i) use for the benefit of such Insider or to the detriment of the Company or (ii) disclose to any third party (unless required by law or governmental authority), any information regarding a potential target of the Company that is not generally known by persons outside of the Company, the Sponsor, or their respective affiliates. Each Insider’s biographical information previously furnished to the Company and the Representatives, as applicable, is true and accurate in all respects and does not omit any material information with respect to such Insider’s background. Each Insider’s FINRA Questionnaire previously furnished to the Company and the Representatives is true and accurate in all respects. The Sponsor and each Insider represents and warrants that:

(a)	he/she/it has never had a petition under the federal bankruptcy laws or any state insolvency law been filed by or against (i) him/her/it or any partnership in which he/she/it was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which he/she/it was an executive officer at or within two years before the time of such filing;

(b)	he/she/it has never had a receiver, fiscal agent or similar officer been appointed by a court for his/her/its business or property, or any such partnership;

(c)	he/she/it has never been convicted of fraud in a civil or criminal proceeding;

(d)	he/she/it/ has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e)	he/she/it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him/her/it from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f)	he/she/it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his/her/its right to engage in any activity described in paragraph 9(e)(i) above, or to be associated with persons engaged in any such activity;

(g)	he/she/it has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h)	he/she/it has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i)	he/she/it has never been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j)	he/she/it has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k)	he/she/it has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l)	he/she/it was never subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m)	he/she/it has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of such sale, restrained or enjoined him/her/it from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n)	he/she/it has never been subject to any order of the SEC that orders him/her/it to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o)	he/she/it has never been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p)	he/she/it has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q)	he/she/it is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that bars the Sponsor or such Insider from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r)	he/she/it is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Exchange Act or section 203(e) or 203(f) of the Advisers Act that: (i) suspends or revokes the Sponsor’s or such Insider’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the Sponsor or such Insider from being associated with any entity or from participating in the offering of any penny stock; and

(s)	he/she/it has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

10. Each of the Sponsor, Stifel and each Insider and Advisor has full right and power, without violating any agreement by which he, she or it is bound, to enter into this letter agreement and to serve as a director and/or officer of the Company, as applicable.

11. Each of the Sponsor, Stifel and each Insider and Advisor hereby waives any right to exercise redemption rights with respect to any shares of Capital Stock owned or to be owned by the Sponsor, Stifel or such Insider or Advisor, directly or indirectly (or to sell such shares to the Company in a tender offer), whether acquired before, in or after the IPO, and agrees not to seek redemption with respect to such shares in connection with any vote to approve a Business Combination (or sell such shares to the Company in a tender offer in connection with such a Business Combination) or any amendment to the Certificate of Incorporation prior thereto (although the Sponsor, Stifel and each Insider and Advisor shall be entitled to redemption rights with respect to any IPO Shares he, she or it holds if the Company fails to consummate a Business Combination within the time period set forth in the Certificate of Incorporation).

12. Each of the Sponsor, Stifel and each Insider and Advisor hereby agrees to not propose, or vote in favor of, any amendment to the Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with the Company’s initial Business Combination or to redeem 100% of the IPO Shares if the Company does not complete its initial Business Combination within the time period set forth in the Certificate of Incorporation or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides public stockholders with the opportunity to redeem their IPO Shares upon the approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company but net of taxes payable, divided by the number of then outstanding IPO Shares.

13. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Company, the Sponsor, Stifel and each Insider and Advisor hereby (i) agrees that any action, proceeding or claim arising out of, or relating in any way to, this letter agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

14. As used herein, (i) a “Business Combination” means a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” means the Sponsor and all officers and directors of the Company immediately prior to the IPO; (iii) “Founder Shares” means all of the outstanding shares of Class B common stock, par value $0.0001 per share, of the Company issued prior to the consummation of the IPO and shall be deemed to include the shares of Common Stock issuable upon conversion thereof; (iv) “IPO Shares” means the shares of Common Stock sold as part of the Units in the Company’s IPO; (v) “Capital Stock” means, collectively, the Common Stock and the Founder Shares; (vi) “Private Placement Warrants” means the warrants of the Company that the Sponsor and certain other investors have agreed to purchase in a private placement simultaneously with the consummation of the IPO; (vii) “Trust Account” means the trust account into which a portion of the net proceeds of the IPO will be deposited; (viii) “Registration Statement” means the Company’s registration statement on Form S-1 (File No. 333-[●]) filed with the SEC; (ix) “Sponsor” means Schultze Special Purpose Acquisition Sponsor II, LLC, a Delaware limited liability company; (x) “Transfer” means the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (xi) “Advisors” means certain strategic advisors of the Company that hold Founder Shares immediately prior to the IPO.

15. This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This letter agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

16. Each of the Sponsor, Stifel and each Insider and Advisor acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

17. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on each of the parties and their respective successors, heirs and assigns and permitted transferees.

18. Nothing in this letter agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this letter agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this letter agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

19. This letter agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

20. This letter agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this letter agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this letter agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

21. Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or electronic transmission.

22. This letter agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided that paragraph 2(c) of this letter agreement shall survive such liquidation.

[Signature Page Follows]

Sincerely,

Schultze Special Purpose Acquisition Sponsor II, LLC

By:	Schultze Asset Management, LP
By:	Schultze Asset Management GP, LLC

By:
	Name:	George J. Schultze
	Title:	Managing Member

George J. Schultze

Gary M. Julien

Jeffrey M. Glick

Scarlett Du

William LaPerch

William T. Allen

John J. Walker

[●]

[Signature Page to Letter Agreement]

STIFEL venture corp.

By:
Name:
Title:

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

Schultze Special Purpose Acquisition Corp. II

By:
	Name:	George J. Schultze
	Title:	Chief Executive Officer

[Signature Page to Letter Agreement]